EXHIBIT 99.1

Contact:
Investors:	Kelsey DeBriyn
724.820.3927
kelsey.debriyn@ansys.com
Media:	Mary Kate Joyce
724.820.4368
marykate.joyce@ansys.com

Ansys Announces Financial Results
With Record Q4 and FY 2021 ACV and Revenue

Initiates Q1 and FY 2022 Outlook

Details related to our financial guidance, including assumptions, are included in our prepared remarks document.

/ Key Highlights - Q4 2021

•GAAP revenue of $655.7 million and non-GAAP revenue of $661.4 million
•GAAP diluted earnings per share of $2.30 and non-GAAP diluted earnings per share of $2.81
•GAAP operating profit margin of 36.4% and non-GAAP operating profit margin of 46.8%
•Operating cash flows of $101.7 million
•Annual contract value (ACV) of $755.4 million

/ Key Highlights - FY 2021

•GAAP revenue of $1,906.7 million and non-GAAP revenue of $1,931.5 million
•GAAP diluted earnings per share of $5.16 and non-GAAP diluted earnings per share of $7.37
•GAAP operating profit margin of 26.9% and non-GAAP operating profit margin of 41.4%
•Operating cash flows of $549.5 million
•ACV of $1,870.7 million
•Deferred revenue and backlog of $1,257.9 million on December 31, 2021

PITTSBURGH, PA, February 23, 2022/Globe Newswire/ -- ANSYS, Inc. (NASDAQ: ANSS), today reported fourth quarter 2021 GAAP and non-GAAP revenue growth of 5% in reported currency, or 8% in constant currency, when compared to the fourth quarter of 2020. For FY 2021, GAAP and non-GAAP revenue growth was 13% and 14%, respectively, in both reported and constant currency, when compared to FY 2020. For the fourth quarter of 2021, the Company reported diluted earnings per share of $2.30 and $2.81 on a GAAP and non-GAAP basis, respectively, compared to $2.46 and $2.96 on a GAAP and non-GAAP basis, respectively, for the fourth quarter of 2020. For FY 2021, the Company reported diluted earnings per share of $5.16 and $7.37 on a GAAP and non-GAAP basis, respectively, compared to $4.97 and $6.70 on a GAAP and non-GAAP basis, respectively, for FY 2020. Additionally, the Company reported ACV growth of 16% for FY 2021, in both reported and constant currency.
Q4 2021 Financial Results // 1

“Our robust performance in 2021 reflects our strong customer relationships and simulation portfolio leadership – ranging from best-in-class multiphysics solvers to powerful mathematical analytics and modeling capabilities as well as our comprehensive simulation platform. From this foundation, we achieved double-digit ACV and revenue growth while delivering industry-leading margins. We added to our market-leading portfolio with the acquisitions of Phoenix Integration and Zemax. And we recently released the latest version of our product portfolio, Ansys 2022 R1, which is enabling customers to save time and money while spurring innovation. With our unrivaled product portfolio, broad and deep customer relationships, and strong execution, I am excited about our success in 2022 and beyond,” said Ajei Gopal, Ansys president and CEO.
Nicole Anasenes, Ansys CFO, stated, “Q4 capped an outstanding year and demonstrated the strength of our business model as we beat our financial guidance across all key metrics for both the quarter and the full-year. Q4’s outperformance resulted in full year 2021 ACV growth of 16% and revenue growth of 13% and 14% on a GAAP and non-GAAP basis, respectively. In FY 2021, our growth was wide-ranging across geographies and industries, and we achieved new company records across key financial metrics, including ACV, revenue and operating cash flow. We are entering 2022 with momentum and a strong backlog driven by the broad-based strength of our product portfolio. This bolsters our confidence in our 2022 guidance, which exceeds the 2022 ACV target of $2 billion outlined at our 2019 investor day.”

/ Financial Results
Ansys' fourth quarter and FY 2021 and 2020 financial results are presented below. The 2021 and 2020 non-GAAP results exclude the income statement effects of the acquisition accounting adjustments to deferred revenue, stock-based compensation, excess payroll taxes related to stock-based compensation, amortization of acquired intangible assets, transaction expenses related to business combinations and adjustments for the income tax effect of the excluded items.
GAAP and non-GAAP results are as follows:

	GAAP			Non-GAAP
(in millions, except per share data and percentages)	Q4 QTD 2021	Q4 QTD 2020	% Change	Q4 QTD 2021	Q4 QTD 2020	% Change
Revenue	$655.7	$623.7	5%	$661.4	$627.8	5%
Net income	$203.2	$215.6	(6)%	$247.5	$259.7	(5)%
Diluted earnings per share	$2.30	$2.46	(7)%	$2.81	$2.96	(5)%
Operating profit margin	36.4%	41.6%		46.8%	51.6%

	GAAP			Non-GAAP
(in millions, except per share data and percentages)	FY 2021	FY 2020	% Change	FY 2021	FY 2020	% Change
Revenue	$1,906.7	$1,681.3	13%	$1,931.5	$1,695.5	14%
Net income	$454.6	$433.9	5%	$649.3	$584.6	11%
Diluted earnings per share	$5.16	$4.97	4%	$7.37	$6.70	10%
Operating profit margin	26.9%	29.5%		41.4%	43.0%

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2022 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures, for the three and twelve months ended December 31, 2021 and 2020, and for the 2022 financial outlook, can be found later in this release.

Q4 2021 Financial Results // 2

/ Other Performance Metrics

(in millions, except percentages)	Q4 QTD 2021	Q4 QTD 2020	% Change	% Change in Constant Currency
ACV	$755.4	$665.5	14%	16%
Operating cash flows	$101.7	$173.8	(42)%

(in millions, except percentages)	FY 2021	FY 2020	% Change	% Change in Constant Currency
ACV	$1,870.7	$1,616.3	16%	16%
Operating cash flows	$549.5	$547.3	—%

ACV is a metric the Company uses to better understand the business. There is no GAAP measure comparable to ACV. ACV is composed of the following:

•the annualized value of maintenance and lease contracts with start dates or anniversary dates during the period, plus
•the value of perpetual license contracts with start dates during the period, plus
•the annualized value of fixed-term services contracts with start dates or anniversary dates during the period, plus
•the value of work performed during the period on fixed-deliverable services contracts.

/ Management's 2022 Financial Outlook
The Company's first quarter and FY 2022 revenue, diluted earnings per share and ACV guidance is provided below. The Company is also providing its FY 2022 guidance for operating cash flows. The revenue and diluted earnings per share guidance is provided on both a GAAP and non-GAAP basis. Non-GAAP financial measures exclude the income statement effects of acquisition adjustments to deferred revenue, stock-based compensation, amortization of acquired intangible assets and acquisition-related transaction expenses.
This guidance is based on the Company's evaluation of factual information it has determined to be relevant and the application of certain assumptions made by the Company. Please refer to the Company's prepared remarks document for additional information regarding the Company's financial guidance, including its assumptions regarding overall business dynamics.

Q4 2021 Financial Results // 3

/ First Quarter 2022 Guidance
The Company currently expects the following for the quarter ending March 31, 2022:

(in millions, except percentages and per share data)	GAAP			Non-GAAP
Revenue	$391.6	-	$416.6	$395.0	-	$420.0
Revenue Growth Rate	7.8%	-	14.7%	6.1%	-	12.9%
Revenue Growth Rate — Constant Currency	10.7%	-	17.6%	8.9%	-	15.8%
Diluted earnings per share	$0.42	-	$0.65	$1.05	-	$1.22
The difference between the GAAP and non-GAAP revenue guidance presented above is a result of the expected impact of the application of the fair value provisions applicable to the accounting for business combinations in the amount of $3.4 million for the quarter ending March 31, 2022.

(in millions, except percentages)	Other Financial Metrics
ACV	$328.0	-	$348.0
ACV Growth Rate	2.7%	-	9.0%
ACV Growth Rate — Constant Currency	5.8%	-	12.2%

/ Fiscal Year 2022 Guidance
The Company currently expects the following for the fiscal year ending December 31, 2022:

(in millions, except percentages and per share data)	GAAP			Non-GAAP
Revenue	$2,032.6	-	$2,102.6	$2,040.0	-	$2,110.0
Revenue Growth Rate	6.6%	-	10.3%	5.6%	-	9.2%
Revenue Growth Rate — Constant Currency	8.5%	-	12.2%	7.4%	-	11.1%
Diluted earnings per share	$5.13	-	$5.74	$7.64	-	$8.10

The difference between the GAAP and non-GAAP revenue guidance presented above is a result of the expected impact of the application of the fair value provisions applicable to the accounting for business combinations in the amount of $7.4 million for the fiscal year ending December 31, 2022.

Q4 2021 Financial Results // 4

(in millions, except percentages)		Other Financial Metrics
ACV		$1,990.0	-	$2,050.0
ACV Growth Rate		6.4%	-	9.6%
ACV Growth Rate — Constant Currency		8.3%	-	11.5%
Operating cash flows*		$580.0	-	$620.0
*Operating cash flows guidance above includes additional income tax cash outflows related to timing impacts of research and experimental expenditure capitalization, effective January 1, 2022, of	($60.0) - ($80.0)
*Section 174 of the Internal Revenue Code was amended by the Tax Cuts and Jobs Act of 2017 to require research and experimental (R&E) expenditures to be capitalized and amortized starting in tax years on or after January 1, 2022. The requirement to capitalize the R&E expenditure results in a timing impact of cash flow by deferring the majority of the annual deduction to future periods. This has no bearing on our ability to operationally generate cash flow.

This change in the Internal Revenue Code will require us to capitalize our annual deduction for R&E, whereas in the past we elected to deduct R&E expenditures in the current year. This change results in an increase to tax payments of $60.0 - $80.0 million in 2022 based on a capitalized R&E deduction schedule, whereas in the past, we would have avoided the increase to tax payments with a full R&E expenditure deduction in the current year.

Illustrative Examples

If for the year ended December 31, 2022 a company had $100 million of R&E expenditures in the U.S. and a 21% tax rate, the reduction in cash tax payments under the prior regulation (ability to elect to deduct R&E in current year) would be $21.0 million and under the amended regulation (R&E capitalized and amortized) would be $2.1 million, resulting in an increase to tax payments of $18.9 million, as illustrated in the table below:

Illustrative Example A-1 (Compares year one impact of prior regulation to amended regulation) (in millions)	R&E Expense Election (Prior Regulation)	R&E Capitalized and Amortized (Amended Regulation)	Net Decrease to Operating Cash Flow in Year 1
R&E Expenditure	$100.0	$100.0
R&E Income Tax Deduction	$100.0	$10.0
Cash flow benefit from tax deduction	$21.0	$2.1	$(18.9)

Additionally, under the amended regulation, the amortization schedule of capitalized U.S. R&E expenditures would be 10% in year 1, 20% in years 2 - 5, and the remaining 10% in year 6 , as illustrated in the table below:

Illustrative Example A-2 (Amortization impact in year one through year six under amended regulation) (in millions)	2022	2023	2024	2025	2026	2027	Total
R&E Expenditure	$100.0						$100.0
R&E Income Tax Deduction	$10.0	$20.0	$20.0	$20.0	$20.0	$10.0	$100.0
Cash flow benefit from tax deduction	$2.1	$4.2	$4.2	$4.2	$4.2	$2.1	$21.0
If the company also had $100 million of R&E expenditures each year, the amended legislation is most impactful in the adoption year of 2022, and has a decreasing impact over a six year period, with the total deduction in 2027 and thereafter equal to prior regulation, as illustrated in the table below:
Q4 2021 Financial Results // 5

Illustrative Example B (Cumulative amortization impact in year one through year six under amended regulation if R&E expenditure is $100.0M each year) (in millions)	2022	2023	2024	2025	2026	2027 and thereafter
R&E Expenditure	$100.0	$100.0	$100.0	$100.0	$100.0	$100.0
R&E Income Tax Deduction	$10.0	$30.0	$50.0	$70.0	$90.0	$100.0
Cash flow benefit from tax deduction	$2.1	$6.3	$10.5	$14.7	$18.9	$21.0
Cash flow benefit from previous regulation	$21.0	$21.0	$21.0	$21.0	$21.0	$21.0
Difference in cash flow benefit	$(18.9)	$(14.7)	$(10.5)	$(6.3)	$(2.1)	$—

/ Conference Call Information
Ansys will hold a conference call at 8:30 a.m. Eastern Time on February 24, 2022 to discuss fourth quarter and FY 2021 results. The Company will provide its prepared remarks on the Company’s investor relations homepage and as an exhibit in its Form 8-K in advance of the call to provide stockholders and analysts with additional time and detail for analyzing its results in preparation for the conference call. The prepared remarks will not be read on the call, and only brief remarks will be made prior to the Q&A session.

To participate in the live conference call, dial 855-239-2942 (US) or 412-542-4124 (Canada & Int’l). The call will be recorded and a replay will be available within two hours after the call. The replay will be available by dialing (877) 344-7529 (US), (855) 669-9658 (Canada) or (412) 317-0088 (Int’l) and entering the passcode 10162011. The archived webcast can be accessed, along with other financial information, on Ansys' website at https://investors.ansys.com/events-and-presentations/events-calendar.
Q4 2021 Financial Results // 6

/ GAAP Financial Statements

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)	December 31, 2021	December 31, 2020
ASSETS:
Cash & short-term investments	$668,028	$913,151
Accounts receivable, net	645,891	537,564
Goodwill	3,409,271	3,038,306
Other intangibles, net	763,119	694,865
Other assets	838,005	756,704
Total assets	$6,324,314	$5,940,590
LIABILITIES & STOCKHOLDERS' EQUITY:
Current deferred revenue	$391,528	$372,061
Long-term debt	753,576	798,118
Other liabilities	695,162	672,539
Stockholders' equity	4,484,048	4,097,872
Total liabilities & stockholders' equity	$6,324,314	$5,940,590

Q4 2021 Financial Results // 7

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)
	Three Months Ended		Twelve Months Ended
(in thousands, except per share data)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Revenue:
Software licenses	$397,977	$382,057	$945,797	$780,850
Maintenance and service	257,690	241,629	960,918	900,447
Total revenue	655,667	623,686	1,906,715	1,681,297
Cost of sales:
Software licenses	14,196	9,930	38,156	30,618
Amortization	15,599	11,415	60,762	40,642
Maintenance and service	39,182	46,558	159,066	154,004
Total cost of sales	68,977	67,903	257,984	225,264
Gross profit	586,690	555,783	1,648,731	1,456,033
Operating expenses:
Selling, general and administrative	243,384	195,845	715,377	587,707
Research and development	101,489	96,510	404,870	355,371
Amortization	2,969	4,037	15,213	16,599
Total operating expenses	347,842	296,392	1,135,460	959,677
Operating income	238,848	259,391	513,271	496,356
Interest income	534	610	2,078	5,073
Interest expense	(2,811)	(2,444)	(12,405)	(10,988)
Other (expense) income, net	(1,598)	315	12,410	3,484
Income before income tax provision	234,973	257,872	515,354	493,925
Income tax provision	31,802	42,240	60,727	60,038
Net income	$203,171	$215,632	$454,627	$433,887
Earnings per share – basic:
Earnings per share	$2.33	$2.50	$5.22	$5.05
Weighted average shares	87,186	86,115	87,100	85,840
Earnings per share – diluted:
Earnings per share	$2.30	$2.46	$5.16	$4.97
Weighted average shares	88,201	87,626	88,102	87,288

Q4 2021 Financial Results // 8

/ Reconciliations of GAAP to Non-GAAP Measures (Unaudited)

	Three Months Ended
	December 31, 2021
(in thousands, except percentages and per share data)	Revenue	Gross Profit	%	Operating Income	%	Net Income	EPS - Diluted[1]
Total GAAP	$655,667	$586,690	89.5%	$238,848	36.4%	$203,171	$2.30
Acquisition accounting for deferred revenue	5,697	5,697	0.1%	5,697	0.5%	5,697	0.06
Stock-based compensation expense	—	2,556	0.4%	44,190	6.7%	44,190	0.51
Excess payroll taxes related to stock-based awards	—	112	—%	1,103	0.2%	1,103	0.01
Amortization of intangible assets from acquisitions	—	15,599	2.3%	18,568	2.8%	18,568	0.22
Transaction expenses related to business combinations	—	—	—%	1,034	0.2%	1,034	0.01
Adjustment for income tax effect	—	—	—%	—	—%	(26,255)	(0.30)
Total non-GAAP	$661,364	$610,654	92.3%	$309,440	46.8%	$247,508	$2.81
1 Diluted weighted average shares were 88,201.

	Three Months Ended
	December 31, 2020
(in thousands, except percentages and per share data)	Revenue	Gross Profit	%	Operating Income	%	Net Income	EPS - Diluted[1]
Total GAAP	$623,686	$555,783	89.1%	$259,391	41.6%	$215,632	$2.46
Acquisition accounting for deferred revenue	4,085	4,085	0.1%	4,085	0.4%	4,085	0.05
Stock-based compensation expense	—	3,670	0.6%	42,359	6.7%	42,359	0.47
Excess payroll taxes related to stock-based awards	—	39	—%	520	0.1%	520	0.01
Amortization of intangible assets from acquisitions	—	11,415	1.8%	15,452	2.4%	15,452	0.18
Transaction expenses related to business combinations	—	—	—%	2,321	0.4%	2,321	0.03
Rabbi trust (income) / expense	—	—	—%	—	—%	(1)	—
Adjustment for income tax effect	—	—	—%	—	—%	(20,668)	(0.24)
Total non-GAAP	$627,771	$574,992	91.6%	$324,128	51.6%	$259,700	$2.96
1 Diluted weighted average shares were 87,626.

Q4 2021 Financial Results // 9

	Twelve Months Ended
	December 31, 2021
(in thousands, except percentages and per share data)	Revenue	Gross Profit	%	Operating Income	%	Net Income	EPS - Diluted[1]
Total GAAP	$1,906,715	$1,648,731	86.5%	$513,271	26.9%	$454,627	$5.16
Acquisition accounting for deferred revenue	24,772	24,772	0.1%	24,772	1.0%	24,772	0.28
Stock-based compensation expense	—	12,390	0.6%	166,338	8.6%	166,338	1.89
Excess payroll taxes related to stock-based awards	—	1,197	—%	13,183	0.7%	13,183	0.15
Amortization of intangible assets from acquisitions	—	60,762	3.3%	75,975	3.9%	75,975	0.86
Transaction expenses related to business combinations	—	—	—%	6,041	0.3%	6,041	0.07
Adjustment for income tax effect	—	—	—%	—	—%	(91,589)	(1.04)
Total non-GAAP	$1,931,487	$1,747,852	90.5%	$799,580	41.4%	$649,347	$7.37
1 Diluted weighted average shares were 88,102.

	Twelve Months Ended
	December 31, 2020
(in thousands, except percentages and per share data)	Revenue	Gross Profit	%	Operating Income	%	Net Income	EPS - Diluted[1]
Total GAAP	$1,681,297	$1,456,033	86.6%	$496,356	29.5%	$433,887	$4.97
Acquisition accounting for deferred revenue	14,201	14,201	0.1%	14,201	0.6%	14,201	0.16
Stock-based compensation expense	—	13,626	0.8%	145,615	8.6%	145,615	1.66
Excess payroll taxes related to stock-based awards	—	813	0.1%	10,111	0.6%	10,111	0.12
Amortization of intangible assets from acquisitions	—	40,642	2.4%	57,241	3.4%	57,241	0.66
Transaction expenses related to business combinations	—	—	—%	5,129	0.3%	5,129	0.06
Rabbi trust (income) / expense	—	—	—%	—	—%	(6)	—
Adjustment for income tax effect	—	—	—%	—	—%	(81,574)	(0.93)
Total non-GAAP	$1,695,498	$1,525,315	90.0%	$728,653	43.0%	$584,604	$6.70
1 Diluted weighted average shares were 87,288.

Q4 2021 Financial Results // 10

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Quarter Ending March 31, 2022
	Earnings Per Share - Diluted
U.S. GAAP expectation	$0.42	-	$0.65
Exclusions before tax:
Acquisition adjustments to deferred revenue	$0.04
Acquisition-related amortization	$0.24	-	$0.25
Stock-based compensation and related excess payroll tax	$0.50	-	$0.57
Adjustment for income tax effect	($0.21)	-	($0.23)
Non-GAAP expectation	$1.05	-	$1.22

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2022
	Earnings Per Share - Diluted
U.S. GAAP expectation	$5.13	-	$5.74
Exclusions before tax:
Acquisition adjustments to deferred revenue	$0.08
Acquisition-related amortization	$0.94	-	$0.97
Stock-based compensation and related excess payroll tax	$2.00	-	$2.17
Adjustment for income tax effect	($0.66)	-	($0.71)
Non-GAAP expectation	$7.64	-	$8.10

/ Use of Non-GAAP Measures

We provide non-GAAP revenue, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding our operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.
We use non-GAAP financial measures (a) to evaluate our historical and prospective financial performance as well as our performance relative to our competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and employees. In addition, many financial analysts that follow us focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested, and we have historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.
While we believe that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all our competitors and may not be directly comparable to similarly titled measures of our competitors due to potential differences in the exact method of calculation. We compensate for these limitations by using these non-GAAP financial measures as
Q4 2021 Financial Results // 11

supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.
The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:
Acquisition accounting for deferred revenue. Historically, we have consummated acquisitions in order to support our strategic and other business objectives. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on our business or cash flow, it adversely impacts our reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, we provide non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. We believe that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by us in our financial and operational decision-making, and (b) compare our past and future reports of financial results as the revenue reduction related to acquired deferred revenue will not recur when related lease licenses and software maintenance contracts are renewed in future periods.
Amortization of intangible assets from acquisitions. We incur amortization of intangible assets, included in our GAAP presentation of amortization expense, related to various acquisitions we have made. We exclude these expenses for the purpose of calculating non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when we evaluate our continuing operational performance because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by us after the acquisition. Accordingly, we do not consider these expenses for purposes of evaluating our performance during the applicable time period after the acquisition, and we exclude such expenses when making decisions to allocate resources. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by us in our financial and operational decision-making, and (b) compare our past reports of financial results as we have historically reported these non-GAAP financial measures.
Stock-based compensation expense. We incur expense related to stock-based compensation included in our GAAP presentation of cost of maintenance and service; research and development expense; and selling, general and administrative expense. This non-GAAP adjustment also includes excess payroll tax expense related to stock-based compensation. Stock-based compensation expense (benefit) incurred in connection with our deferred compensation plan held in a rabbi trust includes an offsetting benefit (charge) recorded in other income (expense). Although stock-based compensation is an expense and viewed as a form of compensation, we exclude these expenses for the purpose of calculating non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when we evaluate our continuing operational performance. We similarly exclude income (expense) related to assets held in a rabbi trust in connection with our deferred compensation plan. Specifically, we exclude stock-based compensation and income (expense) related to assets held in the deferred compensation plan rabbi trust during our annual budgeting process and our quarterly and annual assessments of our performance. The annual budgeting process is the primary mechanism whereby we allocate resources to various initiatives and operational requirements. Additionally, the annual review by our board of directors during which it compares our historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of our senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, we record stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, we can review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate our operating results and the effectiveness of the methodology used by us to
Q4 2021 Financial Results // 12

review our operating results, and (b) review historical comparability in our financial reporting as well as comparability with competitors' operating results.
Transaction expenses related to business combinations. We incur expenses for professional services rendered in connection with business combinations, which are included in our GAAP presentation of selling, general and administrative expense. These expenses are generally not tax-deductible. We exclude these acquisition-related transaction expenses, derived from announced acquisitions, for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when we evaluate our continuing operational performance, as we generally would not have otherwise incurred these expenses in the periods presented as a part of our operations. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate our operating results and the effectiveness of the methodology used by us to review our operating results, and (b) review historical comparability in our financial reporting as well as comparability with competitors' operating results.
Non-GAAP tax provision. We utilize a normalized non-GAAP annual effective tax rate (AETR) to calculate non-GAAP measures. This methodology provides better consistency across interim reporting periods by eliminating the effects of non-recurring items and aligning the non-GAAP tax rate with our expected geographic earnings mix. To project this rate, we analyzed our historic and projected non-GAAP earnings mix by geography along with other factors such as our current tax structure, recurring tax credits and incentives, and expected tax positions. On an annual basis we will re-evaluate this rate for significant items that may materially affect our projections.
Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
We have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure
Revenue	Non-GAAP Revenue
Gross Profit	Non-GAAP Gross Profit
Gross Profit Margin	Non-GAAP Gross Profit Margin
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share
Constant currency. In addition to the non-GAAP financial measures detailed above, we use constant currency results for financial and operational decision-making and as a means to evaluate period-to-period comparisons by excluding the effects of foreign currency fluctuations on the reported results. To present this information, the 2021 results for entities whose functional currency is a currency other than the U.S. Dollar were converted to U.S. Dollars at rates that were in effect for the 2020 comparable period, rather than the actual exchange rates in effect for 2021. Constant currency growth rates are calculated by adjusting the 2021 reported amounts by the 2021 currency fluctuation impacts and comparing the adjusted amounts to the 2020 comparable period reported amounts. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by us in our financial and operational decision-making, and (b) compare our reported results to our past reports of financial results without the effects of foreign currency fluctuations.

Q4 2021 Financial Results // 13

/ About Ansys
If you've ever seen a rocket launch, flown on an airplane, driven a car, used a computer, touched a mobile device, crossed a bridge or put on wearable technology, chances are you've used a product where Ansys software played a critical role in its creation. Ansys is the global leader in engineering simulation. Through our strategy of Pervasive Engineering Simulation, we help the world's most innovative companies deliver radically better products to their customers. By offering the best and broadest portfolio of engineering simulation software, we help them solve the most complex design challenges and create products limited only by imagination. Founded in 1970, Ansys is headquartered south of Pittsburgh, Pennsylvania, U.S.A. Visit https://www.ansys.com for more information.

/ Forward-Looking Information
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that provide current expectations or forecasts of future events based on certain assumptions. Forward-looking statements are subject to risks, uncertainties, and factors relating to our business which could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements.

Forward-looking statements use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “project,” “should,” “target,” or other words of similar meaning. Forward-looking statements include those about market opportunity, including our total addressable market. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

The risks associated with the following, among others, could cause actual results to differ materially from those described in any forward-looking statements:

•adverse conditions in the macroeconomic environment, including high inflation, constrained credit and liquidity, and volatility in equity and foreign exchange markets; political, economic, regulatory and public health and safety risks and uncertainties in the countries and regions in which we operate; and disruptions in the global economy and financial markets that may limit or delay availability of credit under our existing or new credit facilities, or that may limit our ability to obtain credit or financing on acceptable terms or at all;

•our ability to timely recruit and retain key personnel in a highly competitive labor market for skilled personnel, including as a result of wage inflation;

•impacts from tariffs, trade sanctions, export license requirements or other trade barriers;

•current and future impacts of a natural disaster or catastrophe, including the COVID-19 pandemic and actions taken to address the pandemic by our customers, suppliers, regulatory authorities, and our business, on the global economy and our business and consolidated financial statements; and government actions or mandates surrounding the COVID-19 pandemic;

•declines in our customers’ businesses resulting in adverse changes in procurement patterns; disruptions in accounts receivable and cash flow due to customers’ liquidity challenges and commercial deterioration; uncertainties regarding demand for our products and services in the future and our customers’ acceptance of new products; delays or declines in anticipated sales due to reduced or altered sales and marketing interactions with customers; and potential variations in our sales forecast compared to actual sales;

•increased volatility in our revenue due to the timing, duration and value of multi-year lease contracts; and our reliance on high renewal rates for annual lease and maintenance contracts;

•our ability to protect our proprietary technology; cybersecurity threats or other security breaches, including in relation to an increased level of our activity that is occurring from remote global off-site
Q4 2021 Financial Results // 14

locations; and disclosure and misuse of employee or customer data whether as a result of a cybersecurity incident or otherwise;

•the quality of our products, including the strength of features, functionality and integrated multi-physics capabilities; our ability to develop and market new products to address the industry’s rapidly changing technology; failures or errors in our products and services; and increased pricing pressure as a result of the competitive environment in which we operate;
•investments in complementary companies, products, services and technologies; our ability to complete and successfully integrate our acquisitions and realize the financial and business benefits of the transactions; and the impact indebtedness incurred in connection with any acquisition could have on our operations;

•investments in global sales and marketing organizations and global business infrastructure; and dependence on our channel partners for the distribution of our products;

•operational disruptions generally or specifically in connection with transitions to and from remote work environments; and the failure of our technological infrastructure or those of the service providers upon whom we rely including for infrastructure and cloud services;

•our ability and our channel partners’ ability to comply with laws and regulations in relevant jurisdictions; and the outcome of contingencies, including legal proceedings, government or regulatory investigations and service tax audit cases;

•our intention to repatriate previously taxed earnings in excess of working capital needs and to reinvest all other earnings of our non-U.S. subsidiaries;

•plans for future capital spending; the extent of corporate benefits from such spending including with respect to customer relationship management; and higher than anticipated costs for research and development or slowdown in our research and development activities;

•uncertainty regarding income tax estimates in the jurisdictions in which we operate; and the effect of changes in tax laws and regulations in the jurisdictions in which we operate; and

•other risks and uncertainties described in our reports filed from time to time with the Securities and Exchange Commission (the SEC).

Ansys and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

Visit https://investors.ansys.com for more information.

ANSS-F

Q4 2021 Financial Results // 15